Exhibit 10.8

Execution Version

FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 9, 2021 (this “Amendment”), among Triton Water Intermediate, Inc., a Delaware corporation (“Holdings”), Triton Water Holdings, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors listed in the signature pages hereto, Morgan Stanley Senior Funding, Inc., Branch, as administrative agent and collateral agent (in such capacities, including any successor and permitted assigns thereto, the “Administrative Agent”), the 2021 Incremental Term Lenders (as defined below) party hereto and each of Morgan Stanley Senior Funding, Inc., Mizuho Bank, Ltd., RBC Capital Markets and BofA Securities, Inc., as joint lead arranger with respect to the 2021 Incremental Term Loans.

Introductory Statements

The Borrower, Holdings, the Administrative Agent, and the Lenders party thereto are parties to that certain First Lien Credit Agreement, dated as of March 31, 2021 (as mended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms used herein without definition have the meaning assigned to such term therein).

Pursuant to Section 2.16 of the Credit Agreement, the Borrower has requested $250,000,000 in additional Term Loans (the “2021 Incremental Term Loans” and the Lenders listed on Schedule 1 hereto as providing a 2021 Incremental Term Loan on the First Amendment Effective Date, the “2021 Incremental Term Lenders”) on the terms, and subject to the conditions, set forth herein and in the Amended Credit Agreement (as defined below), which will be added to (and form part of) the existing Initial Term Loans and (b) will be used to finance a Restricted Payment and to pay fees and expenses in connection therewith. The 2021 Incremental Term Loans are referred to herein, collectively, as the “2021 Incremental Term Facility”.

Pursuant to and in accordance with Sections 2.16 and 11.01 of the Credit Agreement, the Borrower has requested that the Credit Agreement be amended as set forth in Section 1 below (the Credit Agreement, as so amended, the “Amended Credit Agreement”) to provide for the 2021 Incremental Term Facility thereunder.

The 2021 Incremental Term Lenders have agreed, upon the terms and subject to the conditions set forth herein, to make the 2021 Incremental Term Loans on the First Amendment Effective Date in the amount set forth on Schedule 1 hereto (the “2021 Incremental Term Commitment”).

Accordingly, pursuant to and in accordance with Sections 2.16 and 11.01 of the Credit Agreement, the Borrower, Holdings, the Guarantors, the Administrative Agent and the 2021 Incremental Term Lenders, in each case in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments. The parties hereto agree that, on the First Amendment Effective Date, the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

““2021 Incremental Term Lenders” as defined in the First Amendment.”

““2021 Incremental Term Loans” as defined in the First Amendment.”

““First Amendment” means that certain First Amendment to First Lien Credit Agreement, dated as of December 9, 2021, among Holdings, the Borrower, the Guarantors party thereto, the Administrative Agent and the 2021 Incremental Term Lenders.”

““First Amendment Effective Date” as defined in the First Amendment.”

(b) Section 2.01 of the Credit Agreement is hereby amended by adding the following clause (d):

“(d) Subject to the terms and conditions set forth in the First Amendment, each 2021 Incremental Term Lender severally agrees to make the 2021 Incremental Term Loans denominated in Dollars to the Borrower, in a principal amount not to exceed the 2021 Incremental Term Commitment, on the First Amendment Effective Date. Amounts repaid or prepaid in respect of the 2021 Incremental Term Loans may not be reborrowed. The 2021 Incremental Term Loans will be deemed to be “Term Loans” and “Initial Term Loans” for all purposes under this Agreement and any Loan Documents and shall constitute a single Class with the Initial Term Loans.”

(c) Section 2.07(a)(i) of the Credit Agreement is hereby amended by adding the following clause (E), deleting the word “and” at the end of clause (C) and replacing the period at the end of clause (D) with “; and”

“(E) any prepayment of Initial Term Loans made on or prior to the date that is six months after the First Amendment Effective Date in connection with a Repricing Event shall be accompanied by the payment of the fee described in Section 2.11(g), if applicable.”

(d) Clause (i) of Section 2.09(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“on the last Business Day of each fiscal quarter (commencing with the first fiscal quarter ending after the First Amendment Effective Date) an aggregate principal amount equal to 0.2506% of the aggregate principal amount of all Initial Term Loans (including all 2021 Incremental Term Loans) outstanding on the First Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07); provided that at the election of the Borrower (A) this clause (i) may be amended to increase the amortization in connection with the Borrowing of any Incremental Term Loans that constitute Pari Passu Lien Debt if and to the extent necessary so that such Incremental Term Loans and the applicable existing Term Loans form the same Class of Term Loans and to the extent possible, a “fungible” tranche, in each case, without the consent of any party hereto, and (B) such amendments shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior thereto, and”

(e) Section 2.11(e) of the Credit Agreement is hereby amended by (x) adding “(i)” at the beginning thereof and (y) adding the following at the end thereof:

(ii) The Borrower agrees to pay on the First Amendment Effective Date to each 2021 Incremental Term Lender party to the First Amendment on the First Amendment Effective Date, as fee compensation for the funding of such 2021 Incremental Term Lender’s 2021 Incremental Term Commitment (as defined in the First Amendment), a closing fee (the “First Amendment Closing Fee”) in an amount equal to 1.44% of the stated principal amount of such 2021

Incremental Term Lender’s 2021 Incremental Term Loan made on the First Amendment Effective Date. The First Amendment Closing Fee will be in all respects fully earned, due and payable on the First Amendment Effective Date and non-refundable and non-creditable thereafter and the First Amendment Closing Fee shall be netted against 2021 Incremental Term Loans (in the form of original issue discount) made by such 2021 Incremental Term Lender.

(f) Section 2.11 of the Credit Agreement is hereby amended by adding the following clause (h):

“(h) At the time of the effectiveness of any Repricing Event that is consummated during the period commencing on the First Amendment Effective Date and ending on the day immediately prior to the date that is six months after the First Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Initial Term Loans that are either repaid, converted or subjected to a pricing reduction in connection with such Repricing Event (including each Lender that withholds its consent to such Repricing Event and is replaced as a Non-Consenting Lender under Section 3.07), a fee in an amount equal to 1.00% of (i) in the case of a Repricing Event described in clause (a) of the definition thereof, the aggregate principal amount of all Initial Term Loans prepaid (or converted) in connection with such Repricing Event and (ii) in the case of a Repricing Event described in clause (b) of the definition thereof, the aggregate principal amount of all Initial Term Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Event. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event.”

(g) Section 6.17 of the Credit Agreement is hereby amended by adding the following clause sentence at the end of such Section:

“The Borrower will use the proceeds of the 2021 Incremental Term Loans to finance a Restricted Payment, to pay costs and expenses associated therewith and for other working capital and other general corporate purposes.”

Section 2. Incremental Term Loans.

(a) Effective as of the First Amendment Effective Date and as indicated in the Amended Credit Agreement, 2021 Incremental Term Commitments shall be in the amount set forth on Schedule 1 hereto and the 2021 Incremental Term Lenders shall make the 2021 Incremental Term Loans on such First Amendment Effective Date. The 2021 Incremental Term Loans shall be deemed to be “Initial Term Loans” and “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents, constituting the same Class with, and having terms and provisions identical to the 2021 Term Loans made pursuant thereto (including interest rate margins), and the 2021 Incremental Term Lenders shall be Term Lenders.

(b) Each of the parties hereto acknowledges and agrees that (i) this Amendment constitutes an “Incremental Amendment” and (ii) the 2021 Incremental Term Facility constitutes an “Incremental Facility” in accordance with Section 2.16 of the Amended Credit Agreement.

Section 3. Representations and Warranties. Each of the Loan Parties represent and warrant to the Administrative Agent and the Lenders party hereto as of the First Amendment Effective Date that:

(a) Each Loan Party has the corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder;

(b) This Amendment has been duly authorized, executed and delivered by each Loan Party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing;

(c) The execution, delivery and performance by such Loan Party of this Amendment and the consummation of the transactions contemplated herein (i) do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority or third party, except such as have been obtained or made and are in full force and effect, (ii) will not violate (x) the Organizational Documents of Holdings, the Borrower or any other Loan Party or (y) any applicable Law applicable to Holdings, the Borrower or any other Loan Party, (iii) will not result in any breach or contravention of any Contractual Obligation relating to Material Indebtedness of a Loan Party; and (iv) will not result in the creation of any Lien (other than a Permitted Lien) on any asset of Holdings, the Borrower or any other Loan Party or any of their Restricted Subsidiaries.

(d) All representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that, the representations and warranties contained in Article V of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b) of the Credit Agreement, respectively, prior to the First Amendment Effective Date;

(e) No Event of Default exists or has occurred and is continuing on and as of the First Amendment Effective Date or, after giving effect hereto, would result from the application of the proceeds from the 2021 Incremental Term Facility; and

(f) As of the First Amendment Effective Date (and after giving effect to the incurrence of the 2021 Incremental Term Facility and the application of the proceeds thereof), the Borrower and its Subsidiaries, on a consolidated basis, will be and will continue to be, Solvent.

Section 4. Conditions.

(a) The effectiveness of this Amendment and the agreements hereunder of the Lenders party hereto shall be subject to the satisfaction of the following conditions precedent (the date upon which this Amendment becomes effective, the “First Amendment Effective Date”):

(i) Certain Documents. The Administrative Agent shall have received each of the following, each dated the First Amendment Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:

(1) counterparts of this Amendment that, when taken together, bear the signatures of (A) Holdings, (B) the Borrower, (C) each other Guarantor, (D) the Administrative Agent, in its capacity as such, and (E) the 2021 Incremental Term Lenders, in their capacity as such;

(2) a written opinion (addressed to the Administrative Agent and the 2021 Incremental Term Lenders and dated the First Amendment Effective Date) of Latham & Watkins LLP, New York counsel for the Loan Parties;

(3) a certificate from the chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries on a consolidated basis are Solvent (after giving effect to the incurrence of the 2021 Incremental Term Facility and the application of the proceeds thereof);

(4) a certificate of Holdings, the Borrower and each other Loan Party, dated the First Amendment Effective Date, executed by any Responsible Officer (A) either (x) confirming that there have been no changes to the Organizational Documents of the Loan Parties since March 31, 2021 or such later date that such organizational documents were provided as a condition to accession to the Credit Agreement, or (y) if there have been changes to the such Organizational Documents since such date, attaching such Organizational Documents, (B) attaching signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (C) attaching resolutions of the Loan Parties approving and authorizing the execution, delivery and performance of Loan Documents, to which it is a party, certified as of the First Amendment Effective Date and (D) attaching a copy of a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation;

(5) a Borrowing Request requesting the 2021 Incremental Term Loans in accordance with Section 2.01(b) of the Amended Credit Agreement;

(6) a certificate of a Responsible Officer of the Borrower to the effect that each of the conditions set forth in Sections 2.16(f) of the Credit Agreement have been satisfied; and

(ii) Fees and Expenses Paid. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, to the extent invoiced at least two Business Days prior to the First Amendment Effective Date (except as otherwise reasonably agreed by the Borrower), including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, charges and disbursements of Fried, Frank Harris, Shriver & Jacobson LLP, counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower on or prior to the First Amendment Effective Date hereunder or under any other Loan Document.

(iii) Compliance with Credit Agreement. The conditions precedent set forth in Section 2.16 of the Credit Agreement shall have been satisfied both before and after giving effect to the incurrence of the 2021 Incremental Term Facility and the use of proceeds thereof.

(iv) No Event of Default. Prior to and immediately after giving effect to the transactions contemplated by this Amendment, no Event of Default shall have occurred or be continuing.

(v) Representations and Warranties. All representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that, the representations and warranties contained in Article V of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b) of the Credit Agreement, respectively, prior to the First Amendment Effective Date.

Section 5. Expenses; Indemnity; Fiduciary Duty. As and to the extent provided in Section 11.04 of the Credit Agreement, each Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Fried, Frank Harris, Shriver & Jacobson LLP, counsel for the Administrative Agent. Sections 11.04 and 11.21 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, and shall apply to the activities of Morgan Stanley Senior Funding Inc. (together with its affiliates) in its capacity as arranger in connection with this Amendment, mutatis mutandis.

Section 6. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which shall together constitute one and the same instrument. This Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other electronic transmission of the relevant signature pages hereof, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any modification or supplement to this Amendment and to each document delivered in connection herewith. Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic mean and that there are no restrictions for doing so in that party’s constitutive documents.

Section 7. Applicable Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document. The parties hereto hereby consent to the incurrence of the Loans contemplated herein upon the terms and subject to the conditions set forth herein. Upon the First Amendment Effective Date, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the effectiveness of this Amendment and the incurrence of the Loans contemplated herein shall be deemed satisfied.

Section 10. Acknowledgement and Affirmation. Each of the Loan Parties hereby (i) acknowledges and agrees that the 2021 Incremental Term Loans are Term Loans and each 2021 Incremental Term Lender is a Term Lender, and that all of the obligations of the 2021 Incremental Term Lenders under the Loan Documents (including, without limitation, the Collateral Agreement and any other Security Documents) to which they are a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms its prior grant and the validity of the Liens granted by it pursuant to the Security Documents for the benefit of the Secured Parties (including the 2021 Incremental Term Lenders), (iii) affirms, acknowledges and confirms that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Guaranty and the Liens created pursuant to the Guaranty Agreement and the Security Documents for the benefit of the Secured Parties continue to be in full force and effect after giving effect to this Amendment and shall extend to secure and guarantee (as the case may be) the Obligations under (and as defined in) the Amended Credit Agreement and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by each Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the 2021 Incremental Term Facility under the Amended Credit Agreement and that the Obligations under the Amended Credit Agreement are included in the “Secured Obligations” (as defined in the Security Agreement and the other Security Documents). Each of the parties hereto acknowledges that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as provided herein. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations, nor in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. Nothing herein shall be deemed to entitle Holdings or the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

TRITON WATER HOLDINGS, INC., as Borrower

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Secretary and Treasurer

TRITON WATER INTERMEDIATE, INC., as Holdings

By:	/s/ Tony W. Lee
Name: Tony W. Lee
Title:	Secretary and Treasurer

[Signature Page to Triton First Amendment]

BLUETRITON BRANDS HOLDINGS, INC., as Subsidiary Guarantor

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Secretary and Treasurer

BLUETRITON BRANDS INC. , as
Subsidiary Guarantor

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Secretary and Treasurer

BLUETRITON BRANDS SERVICES, INC., as
Subsidiary Guarantor

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Secretary and Treasurer

[Signature Page to Triton First Amendment]

MORGAN STANLEY SENIOR FUNDING, INC., as
Administrative Agent

By:	/s/ Brendan MacBride
Name:	Brendan MacBride
Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as
Collateral Agent

By:	/s/ Brendan MacBride
Name:	Brendan MacBride
Title:	Authorized Signatory

[Signature page to Triton First Amendment]

MORGAN STANLEY BANK, N.A., as 2021 Incremental Term Lender

By:	/s/ Brendan MacBride
Name:	Brendan MacBride
Title:	Authorized Signatory

[Signature page to Triton First Amendment]